EXHIBIT 21.1

SEARCHLIGHT MINERALS CORP.

LIST OF WHOLLY OWNED SUBSIDIARIES

1.  Clarkdale Minerals LLC, a Nevada limited liability company

2.  Clarkdale Metals Corp., a Nevada corporation